Exhibit 99.2

Reverse Mortgage Solutions, Inc.

and Subsidiaries

Consolidated Unaudited Financial Statements

September 30, 2012

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2012	December 31, 2011
ASSETS

CURRENT ASSETS
Cash (including $1,125,000 restricted)	$20,698,174	$10,819,148
Accounts receivable	6,572,408	3,921,727
Due from related entities	497,000	596,942
Servicer advances, net	17,235,498	10,212,141
Investment in real estate held for sale	147,648	366,879
Prepaid expenses	479,502	286,502

TOTAL CURRENT ASSETS	45,630,230	26,203,339

PROPERTY AND EQUIPMENT, NET
Equipment	1,760,259	1,361,017
Furniture and fixtures	864,775	570,119
Leasehold improvements	414,430	229,559
Computer software	600,390	390,440

	3,639,854	2,551,135
Less: accumulated depreciation and amortization	(1,220,875)	(786,042)

TOTAL PROPERTY AND EQUIPMENT, NET	2,418,979	1,765,093

OTHER ASSETS
Residential mortgage loans held for investment, net of an allowance for loan losses of $3,509,533 and $2,142,195	4,784,208,120	2,777,701,407
Other real estate owned, net	16,119,067	10,373,051
Mortgage servicing rights	11,506,328	11,815,190
Deferred tax asset	17,115,670	8,809,084
Investment in joint venture	23,936	48,382
Deposits	22,006	21,756

TOTAL OTHER ASSETS	4,828,995,127	2,808,768,870

TOTAL ASSETS	$4,877,044,336	$2,836,737,302

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets – Continued

	September 30, 2012	December 31, 2011
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$12,161,198	$6,520,082
Warehouse lines of credit	110,357,989	88,744,526
Taxes payable	2,965,288	1,019,076
Deferred income	3,369,129	—
Other current liabilities	1,528,606	971,296

TOTAL CURRENT LIABILITIES	130,382,210	97,254,980

LONG-TERM LIABILITIES
Liability to GNMA Trusts	4,722,050,766	2,721,300,071
Capital lease obligation—long-term portion	96,586	—

TOTAL LONG-TERM LIABILITIES	4,722,147,352	2,721,300,071

TOTAL LIABILITIES	4,852,529,562	2,818,555,051

STOCKHOLDERS' EQUITY
Convertible Preferred stock, 8% cumulative; $0.00000001 par value; authorized 10,000,000 shares including 9,615,385 shares designated as Series A Preferred stock; issued and outstanding 9,615,384 shares at $1.04 per share of Series A Preferred stock	—	—
Common stock, $0.00000001 par value; authorized 23,000,000 shares; issued and outstanding 7,500,000 and 8,333,333	—	—
Additional paid-in capital	10,000,000	10,000,000
Retained earnings	14,514,774	8,182,251

TOTAL STOCKHOLDERS' EQUITY	24,514,774	18,182,251

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,877,044,336	$2,836,737,302

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations

	Nine Months Ended September 30,
	2012	2011
NET INTEREST INCOME
Interest income	$108,194,339	$100,517,726
Interest expense	94,103,686	91,022,635

Net interest income	14,090,653	9,495,091
Provision for loan losses	1,665,529	744,195

TOTAL NET INTEREST INCOME AFTER PROVISION	12,425,124	8,750,896

FAIR VALUE GAINS (LOSSES)
Change in fair value of mortgage servicing rights	(336,438)	1,353,385

TOTAL FAIR VALUE GAINS (LOSSES)	(336,438)	1,353,385

NONINTEREST INCOME
Loan administration fees	13,557,392	8,079,162
Asset management fees	9,977,336	3,647,238
Software development fees	4,325,132	2,031,205
Loan origination fees	345,800	121,765
Consulting fees and other income	243,870	70,421
Gain on sales of investment in real estate	54,107	208,209
Gains on sales of mortgage loans	6,570	19,635

TOTAL NONINTEREST INCOME	28,510,207	14,177,635

NONINTEREST EXPENSES
Personnel expenses	18,168,921	11,398,235
Retail loan origination expenses	1,501,634	632,021
Loan servicing expenses	1,144,450	588,754
Professional fees	946,023	616,699
Rent and occupancy	643,440	522,574
Telephone, postage and delivery	563,002	400,654
Advertising and promotional expenses	415,220	244,392
Depreciation and amortization	435,300	531,541
Travel and entertainment	455,654	359,160
Software and equipment expenses	394,334	239,014
Other general and administrative expenses	1,043,830	766,123

TOTAL NONINTEREST EXPENSES	25,711,808	16,299,167

INCOME BEFORE INCOME TAXES	14,887,085	7,982,749
PROVISION FOR INCOME TAXES	5,554,562	2,826,985

NET INCOME	$9,332,523	$5,155,764

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity

	Nine Months Ended September 30, 2012
	Capital Stock, Issued		Additional Paid-In Capital	Retained Earnings	Total Stockholders' Equity
	Convertible Preferred	Common
Balance, December 31, 2011	$—	$—	$10,000,000	$8,182,251	$18,182,251
Net income	—	—	—	9,332,523	9,332,523
Cash dividend paid	—	—	—	(3,000,000)	(3,000,000)

Balance, September 30, 2012	$—	$—	$10,000,000	$14,514,774	$24,514,774

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2012	2011
OPERATING ACTIVITIES
Net income	$9,332,523	$5,155,764
Items not requiring (providing) cash:
Interest income and premium amortization on reverse mortgage loans	(108,015,784)	(99,075,605)
Interest expense and premium amortization on liability to GNMA trusts	91,975,529	89,934,068
Change in fair value of mortgage servicing rights	336,438	(1,351,784)
Deferred income tax benefit	(8,306,586)	(6,498)
Depreciation and amortization	435,300	531,541
Provision for loan losses	1,665,529	744,195
Changes in:
Accounts receivable	(2,650,681)	(1,435,674)
Due from related entities	99,942	3,404,568
Servicer advances, net	(7,023,357)	(5,302,569)
Prepaid expenses	(193,000)	(19,515)
Accounts payable and accrued expenses	5,581,368	(2,175,367)
Taxes payable	1,946,212	155,221
Deferred income	3,369,129	—
Other current liabilities	557,311	1,147,463

Net cash used in operating activities	(10,890,127)	(8,294,192)

INVESTING ACTIVITIES
Purchases of reverse mortgage loans	(1,981,183,530)	(514,796,072)
Repayments of reverse mortgage loans	75,281,255	42,842,890
Security deposits placed	(250)	—
Additions to property and equipment	(933,052)	(771,022)
Sales of investments in real estate	219,231	694,220
Investment in joint venture	24,446	(10,415)
Acquisition of mortgage servicing rights	(27,576)	(10,000)

Net cash used in investing activities	(1,906,619,476)	(472,050,399)

FINANCING ACTIVITIES
Proceeds from securitizations of reverse mortgage loans	2,000,890,267	477,957,282
Repayments of liability to GNMA trusts	(92,115,101)	(45,522,525)
Net change in warehouse lines of credit	21,613,463	47,975,580
Cash dividend paid	(3,000,000)	—

Net cash provided by financing activities	1,927,388,629	480,410,337

INCREASE IN CASH	9,879,026	65,746
CASH, BEGINNING OF PERIOD	10,819,148	12,944,394

CASH, END OF PERIOD	$20,698,174	$13,010,140

NON CASH TRANSACTION
Capital lease for acquisition of property and equipment	$184,554	$—

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1: Nature of Operations and Basis of Presentation

Nature of Operations

Reverse Mortgage Solutions, Inc. (“RMS or “the Company”), a Delaware Corporation, was incorporated on February 21, 2007. The Company is a technology-focused reverse mortgage company that was formed to build a proprietary suite of origination, servicing and securitization software solutions specifically for the reverse mortgage market. The Company has utilized its proprietary systems to become a mortgage servicer, asset manager, capital markets participant and consultant in the reverse mortgage market.

RMS is approved as a HUD/FHA Title I and Title II Non-Supervised Lender. It is also a Fannie Mae approved Home Equity Conversion Mortgage (“HECM”) Seller/Servicer, as well as an approved Ginnie Mae (“GNMA”) Issuer, Servicer and Master Servicer for reverse mortgage HMBS. At September 30, 2012 and December 31, 2011, the Company serviced more than 79,000 and 61,000 reverse mortgage loans with outstanding balances of $12.4 billion and $8.9 billion, respectively, located in all fifty states and Puerto Rico.

The Company has a loan servicing operations center in Spring, Texas. The staff at this office primarily services reverse mortgage loans. An office in Houston, Texas houses the Company’s real estate owned (“REO”) asset management operations. A loan originations office is located in Hiram, Georgia, and the Company’s information technology center is located in Palm Beach Gardens, Florida.

RMS Asset Management Solutions, LLC is a wholly-owned subsidiary of the Company, incorporated on October 1, 2009 in the State of Delaware as a limited liability company. It provides property management services for investor-owned REO properties.

Mortgage Asset Systems, LLC is a wholly-owned subsidiary of the Company, incorporated on March 12, 2007 in the State of Delaware as a limited liability company. It provides consulting services to software customers; however, it was not active in 2012 or 2011.

Specialty Servicing Solutions, LLC is a wholly-owned subsidiary of the Company, incorporated on June 17, 2009 in the State of Delaware as a limited liability company. The Company offers specialty servicing to investors; however, it was not active in 2012 or 2011.

RMSI Consulting, LLC is a wholly-owned subsidiary of the Company, incorporated on June 17, 2009 in the State of Delaware as a limited liability company. It will provide various mortgage related consulting services; however, it has not done any business as of September 30, 2012.

REO Leasing Solutions, LLC is a wholly-owned subsidiary of the Company, incorporated on June 17, 2009 in the State of Delaware as a limited liability company. It will provide property management services for both forward and reverse REO properties, but it was not active in 2012 or 2011.

Mortgage Consultants of America Corporation (“MCA”) is a wholly-owned subsidiary of the Company that was acquired in a stock purchase transaction on February 9, 2012. MCA was incorporated in the State of Texas on September 25, 1990; however, it has been inactive for several years. It will provide consulting services to the mortgage industry. The Company acquired MCA from a related party. Refer to Note 8 for additional information.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Central Asset Review, LLC is a wholly-owned subsidiary of the Company, incorporated on April 9, 2012 in the State of Delaware as a limited liability company. It will provide claims review services for reverse mortgage investors; however, it has not done any business through the date of this report.

Basis of Presentation

In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, necessary for a fair statement of financial position, results of operations and cash flows. The information included in these interim consolidated financial statements should be read in conjunction with the consolidated financial statements and the accompanying notes included in our Annual Report for the year ended December 31, 2011. The results of operations for the nine months ended September 30, 2012 are not necessarily indicative of the operating results for the full year or for any other subsequent interim period.

Use of Estimates

In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to prepayment speeds, borrower mortality rates and default rates used in the valuation of mortgage servicing rights, the allowance for loan losses and the amortization of premiums on reverse mortgage loans held for investment and the liability to GNMA trusts.

Reclassifications

Amounts in the prior period’s financial statements have been reclassified whenever necessary to conform to the current period’s presentation.

Recent Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (“FASB”) issued new guidance regarding balance sheet offsetting disclosures effective for annual reporting periods beginning on or after January 1, 2013 and interim periods within those annual periods. The guidance should be applied retrospectively for all comparative periods presented. The amendments require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effects of those arrangements on its financial position. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The Company is currently evaluating the impact of this guidance on its consolidated financial statements and related disclosures.

In May 2011, the FASB issued new accounting guidance for fair value measurements. This new accounting guidance clarifies existing fair value measurement requirements and changes certain fair value measurement principles and disclosure requirements that will be effective on January 1, 2012. The Company does not expect the adoption of this accounting guidance to have a material impact on its consolidated financial statements.

In April 2011, the FASB issued new accounting guidance for repurchase agreements and other agreements that both entitle and obligate a transferor to repurchase or redeem financial assets before their maturity. The new guidance removes the requirement to consider a transferor’s ability to fulfill its

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

contractual rights from the criteria when determining effective control and is effective prospectively to any transactions occurring on or after January 1, 2012. The Company does not expect the adoption of this accounting guidance to have a material impact on its consolidated financial statements.

Note 2: Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A three-tier fair value hierarchy is used to prioritize the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted market prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The three levels of the fair value hierarchy are as follows:

•	Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2—Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.
•	Level 3—Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

In general, the Company estimates the fair value of financial instruments based upon quoted market prices or quoted market prices for similar instruments, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Fair value is used on a recurring basis for MSRs. Refer to Note 4 for disclosure of fair value information related to MSRs. Fair value is used on a nonrecurring basis to evaluate assets for impairment or as required for disclosure purpose by applicable accounting guidance on disclosures about fair value of financial instruments. Depending on the nature of the assets and liabilities, various valuation techniques and assumptions are used when estimating fair value.

Fair Value of Financial Instruments

The carrying amount and estimated fair value of the Company’s financial assets and liabilities as of September 30, 2012 and December 31, 2011.

	September 30, 2012		December 31, 2011
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial assets
Reverse mortgage loans held for investment	4,784,208,120	4,983,350,120	2,777,701,407	2,918,193,112
Financial liabilities
Warehouse lines of credit	110,357,989	110,357,989	88,744,526	88,744,526
Liability to GNMA trusts	4,722,050,766	4,867,074,766	2,721,300,071	2,808,686,103

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

A description of the methods and significant assumptions used in estimating the fair value of the Company’s financial instruments that are not measured at fair value on a recurring basis is provided below.

•

Reverse mortgage loans held for investment—These loans are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the loans. The Company’s valuation considers assumptions that a market participant would consider in valuing the loans, including but not limited to, assumptions for prepayments, credit and discount rate.

•	Warehouse lines of credit—The estimated fair value of the warehouse lines of credit approximates its carrying amount due to the short-term nature of the liability.

•

Liability to GNMA trusts—This liability is not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the liability. The Company’s valuation considers assumptions that a market participant would consider in valuing the liability, including but not limited to, assumptions for prepayments, credit and discount rate.

Note 3: Reverse Mortgage Loans Held for Investment, Net

Reverse mortgage loans held for investment consist of HECM reverse mortgage loans that have been transferred to GNMA securitization trusts as well as those that are held by the Company but have not yet been transferred to GNMA trusts. The mortgage loans transferred to the GNMA securitization trusts are pledged as collateral to the mortgage-backed debt issued by the trusts and are not available to satisfy the claims of the general creditors of the Company.

The components of the carrying amount of reverse mortgage loans held for investment is summarized in the following table:

	September 30, 2012	December 31, 2011
Reverse mortgage loans, principal balance	$4,500,680,042	$2,641,436,994
Unamortized premiums	287,037,611	138,406,608
Allowance for loan losses	(3,509,533)	(2,142,195)

Reverse mortgage loans held for investment, net	$4,784,208,120	$2,777,701,407

The principal balance of HECM reverse mortgage loans pledged as collateral to the GNMA securitization trusts as of September 30, 2012 and December 31, 2011 was $4,386.2 million and $2,545.2 million, respectively.

The principal balance of HECM reverse mortgage loans pledged as collateral to the warehouse lines of credit as of September 30, 2012 and December 31, 2011 was $104.7 million and $94.2 million, respectively.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Allowance for Loan Losses

The following table summarizes the activity in the allowance for loan losses for reverse mortgage loans held for investment.

	Nine Months Ended September 30,
	2012	2011
Balance at beginning of period	$2,142,195	$1,099,239
Provision for loan losses	1,665,529	744,195
Charge-offs	(298,191)	(75,885)

Balance at end of period	$3,509,533	$1,767,549

Note 4: Mortgage Servicing Rights

Mortgage servicing assets (“MSRs”) arise from mortgage servicing contracts where the benefits of servicing are expected to more than adequately compensate the servicer for performing the servicing. Mortgage servicing liabilities arise from mortgage servicing contracts where the estimated future revenues are not expected to adequately compensate the servicer for performing the servicing. The Company has elected to measure all MSR assets and liabilities at fair value.

The changes in the carrying amounts of MSRs for nine months ended September 30, 2012 and 2011 are summarized as follows:

	Nine Months Ended September 30,
	2012	2011
Fair value at beginning of the period	$11,815,190	$10,737,449
Additions:
Cost of MSRs purchased from other servicers	27,576	—
Fair value of purchased MSRs in excess of cost	47,234	—
Fair value of other MSRs assumed without cash payment	448,833	—
Changes in fair value:
Due to loan pay-offs and realization of cash flows	(832,505)	(359,483)
Due to changes in valuation inputs or model assumptions	—	1,721,268

Fair value at end of the period	$11,506,328	$12,099,234

The measurement of fair value for the MSRs is classified as Level 3 in the fair value hierarchy. The fair value of the MSRs is estimated using the present value of projected cash flows over the estimated period of net servicing income. The fair value was estimated using a 15% discount rate and annual servicing costs of $144 per loan. Loans were stratified using age/gender tranches, which is the most dominant characteristic affecting the mortality of reverse mortgage loans.

Note 5: Warehouse Lines of Credit

The Company has a $75,000,000 revolving mortgage warehouse line of credit with Texas Capital Bank expiring May 21, 2013. During 2010 and 2011, interest on the credit line was computed at a rate equal to the note rate on the underlying mortgage collateral, with a floor of 4.5% and was subject to adjustment. The balance of outstanding borrowings at September 30, 2012 and December 31, 2011 was $72,554,840 and $69,668,555, respectively. On November 1, 2012, the agreement was renewed and extended. The amount available on the line of credit is still $75 million and expires on October 31, 2013. Interest on the

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

renewed and extended credit line is computed at a rate equal to the underlying mortgage note rate minus 0.5%, with a floor rate of 4.0%. On December 28, 2012, the Bank approved a temporary increase in the maximum borrowing amount to $100,000,000. The temporary increase expires on May 21, 2013.

The Company has a $40,000,000 revolving mortgage warehouse line with Community Trust Bank, which by its original terms expired on August 4, 2012. Prior to the expiration date, the Bank extended the maturity date to November 30, 2012. On October 30, 2012, the Company and the Bank entered into a Temporary Amendment and Forbearance Agreement whereby the termination date was extended to January 31, 2013 and the maximum borrowing amount was increased to $55,000,000. On January 9, 2013, the Bank further extended the termination date to March 31, 2013. Interest on the credit line is computed at a rate equal to 30-Day LIBOR plus 3.5%, with a floor of 4.5% and is subject to adjustment. The balance of outstanding borrowings at September 30, 2012 and December 31, 2011 was $26,190,470 and $19,075,971, respectively.

The Company has a $50,000,000 revolving mortgage warehouse line of credit with UBS Real Estate Securities, Inc. expiring on August 15, 2013. UBS has granted a temporary increase in this warehouse credit line to $75,000,000. The temporary increase expires on February 11, 2013. Interest on the credit line is computed at a rate equal to One-Month LIBOR plus 2.75%. The balance of outstanding borrowings at September 30, 2012 and December 31, 2011 was $11,612,678 and $0, respectively.

The mortgage warehouse credit line with Texas Capital Bank is secured by a Money Market Demand Account on deposit with the Bank, in which a minimum deposit equal to 1.5% of the total available credit line must be maintained. These lines of credit are guaranteed jointly and severally by the common stockholders and contain covenants that require, among other things, the maintenance of certain tangible net worth, liquidity, and minimum year-to-date profit. The Company is in violation of certain of these covenants as of September 30, 2012 and December 31, 2011. The Company has received waivers of such violations from Texas Capital Bank and UBS Real Estate Securities, Inc. A forbearance agreement was reached with Community Trust Bank. That agreement is still active, but it will terminate effective March 31, 2013.

Refer to Note 3 for information regarding HECM reverse mortgage loans pledged as collateral to the warehouse lines of credit.

Note 6: Liability to GNMA Trusts

When the Company transfers HECM reverse mortgage loans to GNMA securitization trusts, the Company accounts for the transfer as a secured borrowing and recognizes a liability to the GNMA trusts, which is accounted for at amortized cost.

Provided in the table below is a summary of the components of this liability.

	September 30, 2012	December 31, 2011
Liability to GNMA trusts, principal balance	$4,393,401,314	$2,552,282,789
Unamortized premiums	328,649,452	169,017,282

Liability to GNMA trusts	$4,722,050,766	$2,721,300,071

At September 30, 2012 and December 31, 2011, the average remaining life of the liability to GNMA trusts was 4.6 years and 4.7 years, respectively.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 7: Stockholders’ Equity

The Certificate of Incorporation of the Company was amended and restated as of March 29, 2007. Upon filing of the amended and restated Certificate, the following classes of stock, number of shares, and par value were authorized.

•

23,000,000 shares of Common stock, par value of $0.00000001 per share, consisting of 20,500,000 shares of voting Common stock and 2,500,000 shares of non-voting Common stock. The number of shares issued and outstanding as of September 30, 2012 is 7,500,000 voting Common stock shares.

•

10,000,000 shares of Preferred stock, par value $0.00000001, consisting of 9,615,385 shares designated as “Series A Preferred stock.” As of September 30, 2012, 9,615,384 shares of Series A Preferred stock were issued and outstanding.

On April 3, 2012, Series A Preferred stockholders signed an amendment agreeing to allow a distribution to all shareholders as though the Class A Shares had converted to common stock. A total dividend payment of $3,000,000 was made in April 2012 to both common and preferred stockholders. As of September 30, 2012, the Series A Preferred stock had approximately $2,100,000 of cumulative dividends in arrears that had not been accrued. The Company, each Purchaser, and the other stockholders of the Company have executed a Right of First Refusal and Co-Sale agreement pertaining to these preferred shares.

Pursuant to a Stock Repurchase Agreement dated April 30, 2010, the Company repurchased all outstanding shares of common stock owned by one of the Company’s shareholders. Immediately prior to the execution of this agreement, this shareholder owned 2,500,000 shares of the Company’s voting common stock.

Note 8: Related Party Transactions

The Company leases its Spring, Texas Operations Center from Paymaker, Inc., which is owned 50% by H. Marc Helm who is the President and CEO of RMS. The lease includes usage of all work cubicles, furniture, wiring, printers, and file servers in the rental areas and allocated storage space.

In March 2007, the Company entered into a Monitoring Agreement with JAM Equity Partners, LLC (“JAM”). Affiliates of JAM own 9,519,230 shares of the Company’s outstanding Series A Preferred Stock. Mr. Michael Sekits, a Member of JAM, also serves on the Company’s Board of Directors. Pursuant to this agreement, the Company engaged JAM to provide financial, managerial and operational advice in connection with the Company’s day-to-day operations and other management services. The Company agreed to pay JAM or its designated affiliate a fee of $25,000 per quarter for services rendered under this agreement. A total of $100,000 was paid during 2012.

JAM also has equity investments in two reverse mortgage origination companies, American Advisors Group (“AAG”) and Security One Lending (“S1L”), from which RMS purchases closed loans. RMS securitizes the acquired loans for sale in the secondary market. These purchases are made under terms and conditions that are similar to transactions where RMS purchases loans from unrelated mortgage originators. During the nine months ended September 30, 2012, RMS purchased loans with principal balances from AAG and S1L totaling approximately $227 million and $319 million, respectively.

RMS holds a demand note receivable from AAG with a principal balance of $300,000 at September 30, 2012 and December 31, 2011. The demand promissory note is dated September 9, 2010. The loan was made to assist this company in expanding its loan warehouse credit facility to support higher origination volumes. Interest accrues at 8.5% and is payable monthly. Interest payments are current as of September

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

30, 2012. The Company also had accounts receivable from AAG and S1L totaling $497,000 at September 30, 2012, which is included in due from related entities on the consolidated balance sheet. Management believes all balances due from AAG and S1L are fully collectible.

On February 9, 2012, RMS purchased 100% of the outstanding capital stock of Mortgage Consultants of America Corporation (“MCA”). The stock was purchased for a total price of $100 from the spouse of H. Marc Helm who is the President and CEO of RMS. MCA is a Texas corporation that has been inactive for several years. It had no tangible assets and no liabilities at the date of acquisition.

Note 9: Commitments and Contingencies

Litigation

The Company is involved in claims and legal proceedings arising from the normal course of business. Management believes that the final outcome of any of these matters will not have a material impact on the Company’s financial position or results of operations.

Capital Lease

The Company signed a four-year lease expiring in March 2015 to pay for certain equipment and software. The Company will incur monthly payments of $5,636 per month during the four year lease term.

Future minimum capital lease payments required under the lease for the years ended December 31 are as follows:

2012	$16,906
2013	67,626
2014	67,626
2015	16,906

Total minimum lease payments	169,064
Amount representing interest	(12,929)

Present value of minimum lease payments	156,135
Less: Current maturities of capital lease obligations	(59,549)

Long-term capital lease obligations	$96,586

Note 10: Subsequent Events

The Company evaluated subsequent events after the balance sheet date of September 30, 2012 through January 14, 2013, the date which the financial statements were available to be issued.

On August 31, 2012, RMS and its stockholders entered into a definitive stock purchase agreement with Walter Investment Management Corp. (“Walter”), whereby Walter will acquire all of the Company’s outstanding capital stock. Consideration in the transaction consists of cash of $95 million and Walter stock valued at $25 million. The transaction was closed on November 1, 2012. It is anticipated that the Company will continue to operate from its current headquarters in Spring, Texas under existing management subsequent to the acquisition.

The Company is not in compliance as of September 30, 2012 and December 31, 2011 with the net worth and net worth to total assets requirements of the government-sponsored enterprises for which the Company performs servicing. In connection with its acquisition of RMS on November 1, 2012, Walter issued a corporate guaranty to satisfy these requirements.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

On October 1, 2012, RMS received notification from a client company that its subservicing contract will be terminated effective December 1, 2012. Approximately 10,000 reverse mortgage loans being subserviced by RMS pursuant to this contract were transferred to another mortgage servicer in January 2013.